Exhibit 10.1

April 6, 2010

Glencore
Baarermattstrasse 3
CH-6341 Baar, Switzerland
Attn:  Head of Aluminum Department

Gentlemen:

This letter constitutes the agreement (the "Agreement") between Century Aluminum Company (the "Company"), on the one hand, and Glencore AG ("Glencore") and each of the other Persons (as defined below) set forth on the signature pages hereto (the "Glencore Affiliates"), on the other hand, with respect to the matters set forth below.  Glencore, the Glencore Affiliates and the affiliates (as defined below) of each of the foregoing are collectively referred to as the "Glencore Group."

1.
The Company and the Glencore Group agree that the nominees of the Board of Directors of the Company (the "Board") to stand for election at the Company's 2010 Annual Meeting of Stockholders, any Special Meeting of Stockholders held in lieu thereof and any postponement, adjournment or delay thereof (the "2010 Annual Meeting") shall be Ivan Glasenberg, Andrew Michelmore, John O’Brien and Peter Jones, who shall each be nominated as Class II directors with a term expiring at the Company's 2013 Annual Meeting, and  John Fontaine, who shall be nominated as a Class I director with a term expiring at the Company’s 2012 Annual Meeting, (the nominees referenced in this sentence, collectively, the "2010 Nominees").  The Company shall take all actions necessary to increase the size of its Board prior to the election of directors at the 2010 Annual Meeting to permit the election of the 2010 Nominees.

2.
The Company hereby represents, acknowledges and agrees that the Board has concluded its review in accordance with the Company's written policies and practices (as the same exist as of the date of this Agreement) of the qualifications of Ivan Glasenberg and Andrew Michelmore to each serve as a member of the Board, has determined that Ivan Glasenberg and Andrew Michelmore are each qualified to serve as a member of the Board and has determined to, and shall, nominate each of Ivan Glasenberg and Andrew Michelmore to stand for election at the 2010 Annual Meeting as a Class II director with a term expiring at the Company's 2013 Annual Meeting. The Glencore Group represents and warrants that as of the date hereof it is not aware of any reason that either Ivan Glasenberg or Andrew Michelmore would not be able to serve as a member of the Board upon election at the 2010 Annual Meeting.

3.
If (i) at any time at or prior to the 2010 Annual Meeting Ivan Glasenberg (the "Glencore Designee") shall have ceased for any reason to be a nominee of the Board to stand for election at the 2010 Annual Meeting as a Class II director with a term expiring at the Company's 2013 Annual Meeting or (ii) having been elected to the Board at the 2010 Annual Meeting, the Glencore Designee shall cease to be a member of the Board for any reason at any time prior to the date of the Company's 2013 Annual Meeting of Stockholders, then the Glencore Group shall be entitled to designate in writing a substitute (the "Glencore Successor Designee") to replace the Glencore Designee as a nominee of the Board or as a director (as the case may be), in each case for the same term and as part of the same Board class, who is reasonably acceptable to the Company. The Company shall make any such determination regarding the acceptability of a proposed Glencore Successor Designee in good faith and reasonably promptly. The Board shall nominate or appoint to the Board (as the case may be) the Glencore Successor Designee no later than one business day after the Company's determination that such Glencore Successor Designee is reasonably acceptable. Upon becoming a nominee of the Board or a member of the Board pursuant to this Section 3, a Glencore Successor Designee shall become the Glencore Designee for all purposes under this Agreement.  The Company and the Glencore Group shall take all actions necessary to give effect to the provisions of this Section 3.

Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, CA 93940

831 642-9300	Phone
831 642-9399	Fax

4.
In order to avoid an election contest at the 2010 Annual Meeting, the parties agree that: (i) the members of the Glencore Group, but only for so long as both of Ivan Glasenberg (or any Glencore Successor Designee substituted for Ivan Glasenberg pursuant to Section 3) and, so long as he shall have continued to consent to serve as a director and have not become physically or mentally disabled or died, Andrew Michelmore are nominees of the Board to stand for election at the 2010 Annual Meeting as Class II directors with a term expiring at the Company's 2013 Annual Meeting, and the Company will publicly support and recommend that the Company's stockholders vote for the election of each of the 2010 Nominees at the 2010 Annual Meeting (and, if a Glencore Successor Designee has been nominated, such designee), and (ii) for so long as both of Ivan Glasenberg (or any Glencore Successor Designee substituted for Ivan Glasenberg pursuant to Section 3) and, so long as he shall have continued to consent to serve as a director and have not become physically or mentally disabled or died, Andrew Michelmore are nominees of the Board to stand for election at the 2010 Annual Meeting as Class II directors with a term expiring at the Company's 2013 Annual Meeting , each member of the Glencore Group will cause all Voting Securities (as defined below) that it is entitled to vote at the 2010 Annual Meeting (whether held of record or beneficially) to be present for quorum purposes and to be voted at the 2010 Annual Meeting in favor of the election of each of the 2010 Nominees (and, if a Glencore Successor Designee has been nominated, such designee).

5.
Each of the Company, on the one hand, and the members of the Glencore Group, on the other hand, acknowledges and agrees that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages, that the breaching party will not plead in defense thereto that there would be an adequate remedy at law, and that the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

6.
All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto will be in writing and will be deemed validly given, made or served if (a) given by fax, when such fax is transmitted to the fax number set forth below and the appropriate confirmation is received, or (b) if given by any other means, when delivered in person, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Company:

Century Aluminum Company
2511 Garden Road, A200
Attn:	General Counsel
Phone:	+831-642-9300
Fax:	+831-642-9328

If to the Glencore Group:

Glencore AG
Baarermattstrasse 3
CH-6341 Baar, Switzerland
Attn:	Head of Aluminum Department
Phone:	+41-41-709-2000
Fax:	+41-41-709-3000

With a copy (which shall not constitute notice) to:

Glencore AG
Baarermattstrasse 3
CH-6341 Baar, Switzerland
Attn:	Richard Marshall
Phone:	+41-41-709-2000
Fax:	+41-41-709-2621

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attn:	Peter Allan Atkin
Neil P. Stronski
Phone:	(212) 735-3000
Fax:	(212) 735-2000

7.
As used in this Agreement, (a) the term "Person" shall be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (b) the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act and shall include Persons who become affiliates of any Person subsequent to the date of this Agreement; (c) the term "Voting Securities" shall mean the shares of the Company's common stock and any other securities of the Company entitled to vote generally in the election of directors; and (d) the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by applicable law or executive order to close or are otherwise generally closed.

8.
This Agreement may be executed by the parties hereto in separate counterparts (including by fax and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

9.
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any of its conflict of laws principles that would require otherwise. Each of the members of the Glencore Group and the Company (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the federal or state courts located in Wilmington, Delaware; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than the federal or state courts located in Wilmington, Delaware; and (d) irrevocably waives the right to trial by jury.

10.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Any purported transfer without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party or parties hereto affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

11.
If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties hereto further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

12.	This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other Persons.

13.
Each party hereto hereby represents and warrants that this Agreement has been duly and properly authorized and approved by all necessary corporate, similar and other actions (including, without limitation, by action of the Board).

[Execution page follows.]

If the terms of this Agreement are in accordance with your understanding, please sign below, whereupon this Agreement shall constitute a binding agreement among us.

Very truly yours,

CENTURY ALUMINUM COMPANY

By:	/s/ William J. Leatherberry
	Name:	William J. Leatherberry
	Title:	Executive Vice President, General Counsel and Secretary

Acknowledged and agreed to as of
the date first written above:

GLENCORE AG

By:	/s/ Barbara Bodmer		/s/ Andreas Hubmann
	Name:	Barbara Bodmer	Andreas Hubmann
	Title:	Officer	Director

GLENCORE INTERNATIONAL AG

By:	/s/ Barbara Bodmer	/s/ Andreas Hubmann
	Name: Barbara Bodmer	Andreas Hubmann
Title: Officers

GLENCORE HOLDING AG

By:	/s/ Ivan Glasenberg	/s/ Andreas Hubmann
	Name: Ivan Glasenberg	Andreas Hubmann
Title: Directors

[Signature Pages to Letter Agreement]